Exhibit 99.1

NETWORKING
(A Business of Avaya Inc.)
Special Purpose Combined Financial Statements

As of and for the years ended September 30, 2016 and 2015

Networking

(A Business of Avaya Inc.)

Report of Independent Auditors

To the Management of Avaya, Inc.

We have audited the accompanying special purpose combined financial statements of Networking, a business of Avaya, Inc., which comprise the special purpose combined statements of assets to be acquired and liabilities to be assumed as of September 30, 2016 and 2015, and the related special purpose combined statements of revenues and direct expenses for the years then ended.

Management’s Responsibility for the Special Purpose Combined Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the special purpose combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose combined financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of Networking, a business of Avaya, Inc., as of September 30, 2016 and 2015, and the results of its revenues and direct expenses for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The accompanying special purpose combined financial statements have been prepared assuming that Networking, a business of Avaya, Inc., will continue as a going concern.  As discussed in Note 1 to the special purpose combined financial statements, Avaya, Inc. and its U.S. subsidiaries filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code on January 19, 2017.  Avaya Inc.’s debt obligations and uncertainties related to the bankruptcy process raise substantial doubt about Networking’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The special purpose combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

The accompanying special purpose combined financial statements were prepared in connection with Avaya Inc.’s divestiture of Networking and, as described in Note 1, were prepared in accordance with a letter dated April 5, 2017 from the staff of the Division of Corporate Finance of the SEC that it would not object to the buyers proposal to provide abbreviated financial statements in satisfaction of Rule 3-05 of the Securities and Exchange Commission Regulation S-X. These special purpose combined financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of Networking, a business of Avaya, Inc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 29, 2017

Networking

(A Business of Avaya Inc.)
Special Purpose Combined Statements of Assets to be Acquired and Liabilities to be Assumed

September 30, 2016 and 2015

(In millions)

	September 30,
	2016	2015
ASSETS ACQUIRED
Current assets:
Accounts receivable, net	$54.2	$41.9
Inventory	40.5	43.8
Other current assets	4.0	2.9
Total current assets	98.7	88.6
Property, plant and equipment, net	11.4	12.5
Acquired intangible assets, net	22.8	32.0
Goodwill	9.8	9.8
Other assets	2.0	11.9
Total assets acquired	$144.7	$154.8

LIABILITIES ASSUMED
Current liabilities:
Accounts payable	$20.4	$16.9
Payroll and other obligations	0.6	0.6
Deferred revenue	21.7	22.0
Other current liabilities	22.0	17.6
Total current liabilities	64.7	57.1
Restructuring reserve	6.9	10.7
Pension liability	0.7	0.4
Other liabilities	5.2	5.3
Total liabilities assumed	$77.5	$73.5

NET ASSETS ACQUIRED AND LIABILITIES ASSUMED	$67.2	$81.3

The accompanying Notes to Special Purpose Combined Financial Statements are an integral part of these statements.

Exhibit 99.1

Networking

(A Business of Avaya Inc.)
Special Purpose Combined Statements of Revenues and Direct Expenses

For the fiscal years ended September 30, 2016 and 2015

(In millions)

	Fiscal years ended September 30,
	2016	2015

REVENUES
Products	$204.2	$228.0
Services	60.4	61.7
	$264.6	$289.7

DIRECT EXPENSES
Cost of revenues
Products	$114.9	$120.5
Services	18.4	19.2
Amortization of acquired technology intangible assets	5.7	10.3
Selling, general and administrative	80.4	70.8
Research and development	47.0	56.3
Impairment of investment	11.6	-
Total direct expenses	278.0	277.1
(DEFICIT) EXCESS OF REVENUES OVER DIRECT EXPENSES	$(13.4)	$12.6

The accompanying Notes to Special Purpose Combined Financial Statements are an integral part of these statements.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

1. Basis of Presentation and Significant Accounting Policies

Description of Business

On March 7, 2017, Avaya Inc. (the “Parent” or “Avaya”) and Extreme Networks, Inc. (the “Buyer”) entered into an Asset Purchase Agreement (the “Agreement”) providing for the sale of the Networking Business of Avaya Inc. (“Networking” or the “Business”).  The sale is expected to close in July 2017, subject to certain closing conditions.

The Business includes the (i) development, marketing, supporting and maintaining, selling and licensing of  fabric-based secure networking solutions and network security solutions, secure fabric technology, data center products and technology, campus core and edge switches, SDN software, network management software, identity and policy management software, and wireless LAN access points, and (ii) sourcing from third parties of services, hardware, and software  (including cloud and on premise orchestration software) with respect to the foregoing.

The Business sells directly through its worldwide sales force and indirectly through its global network of channel partners including distributors, service providers, dealers, value-added resellers, system integrators and business partners that provide sales and service support.

Basis of presentation

Networking has not historically been accounted for as a separate entity, subsidiary or division of Avaya. In addition, stand-alone financial statements related to Networking have not been prepared previously as Avaya’s financial system is not designed to provide complete financial information of Networking. Therefore, special purpose combined financial statements have been prepared to satisfy the financial statement requirements of Rule 3-05 of Regulation S-X in lieu of full financial statements. Thus, special purpose combined statements of assets to be acquired and liabilities to be assumed and statements of revenues and direct expenses (the "Special Purpose Combined Financial Statements") were prepared as of and for the fiscal years ended September 30, 2016 and 2015. Pursuant to a letter dated April 5, 2017 from the staff of the Division of Corporate Finance (the “Division”) of the SEC, the Division stated that it will not object to the Buyer’s proposal to provide abbreviated financial statements in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

These Special Purpose Combined Financial Statements have been derived from the accounting records of Avaya using its historical financial information. The Special Purpose Combined Financial Statements do not represent the assets to be sold or liabilities to be assumed or revenues and direct expenses as if Networking had operated as a separate, stand-alone entity during the periods presented. In addition, the Special Purpose Combined Financial Statements is not meant to be indicative of the financial condition or results of operations of Networking going forward as a result of future changes in the Business and the omission of various operating expenses. The Combined Statements of Assets Acquired and Liabilities Assumed includes only the specific assets and liabilities related to the Business that are being acquired by the Buyer in accordance with the Agreement, which includes assets and liabilities exclusively related to or used in the Business.

All significant intracompany balances and transactions have been eliminated.

Under Avaya's cash management approach, generally all cash, investment and debt balances are managed centrally by Avaya’s treasury function, and accordingly are not presented in these Special Purpose Combined Financial Statements. Historically, Avaya has not maintained separate records for cash, investment and debt balances managed centrally by Avaya related to the Business and, as such, it is not practical to identify operating or financing cash flows associated with the Business.

The revenues included in the accompanying special purpose combined statements of revenues and direct expenses represent revenues directly attributable to Networking. The costs and expenses included in the accompanying special purpose combined statements of revenues and direct expenses include direct and allocated costs and expenses directly related to Networking.

The costs and expenses were incurred by Avaya and are allocated to the Business based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of revenue, headcount, or other relevant measures. The Business considers the expense allocation methodology and results to be reasonable for all periods presented.

The special purpose combined statements of revenues and direct expenses do not include expenses not directly associated with Networking business, such as corporate, shared services, indirect general & administrative expenses, interest income/expense, other income/expense, and income taxes.

Going Concern

The Special Purpose Combined Financial Statements have been prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The ability of the Business to settle obligations as they come due is dependent on Avaya continuing to fund the Business’ operations on an ongoing basis.

On January 19, 2017 (the “Petition Date”), Avaya Inc., together with certain of its affiliates namely Avaya CALA Inc., Avaya EMEA Ltd., Avaya Federal Solutions, Inc., Avaya Holdings Corp., Avaya Holdings LLC, Avaya Holdings Two, LLC, Avaya Integrated Cabinet Solutions Inc., Avaya Management Services Inc., Avaya Services Inc., Avaya World Services Inc., Octel Communications LLC, Sierra Asia Pacific

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

Inc., Sierra Communication International LLC, Technology Corporation of America, Inc., Ubiquity Software Corporation, VPNet Technologies, Inc., and Zang, Inc., (collectively, the “Debtors”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), case number 17-10089. The Debtors will continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  All other subsidiaries of Avaya were not part of the Bankruptcy Filing and will continue to operate in the ordinary course of business.

The Bankruptcy Filing is intended to permit Avaya to reorganize and increase liquidity in the U.S. and abroad.

Under Section 362 of the Bankruptcy Code, the filing of voluntary bankruptcy petitions by the Debtors automatically stayed most actions against the Debtors, including most actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property. Accordingly, although the Bankruptcy Filing triggered defaults under the Parent's debt obligations, creditors are stayed from taking any actions as a result of such defaults.

In order for the Debtors to emerge successfully from chapter 11, the Debtors must obtain the Bankruptcy Court’s approval of a plan of reorganization, which will enable the Debtors to transition from chapter 11 into ordinary course operations outside of bankruptcy. A plan of reorganization determines the rights and satisfaction of claims of various creditors and security holders, and is subject to the ultimate outcome of negotiations and Bankruptcy Court decisions ongoing through the date on which the plan of reorganization is confirmed.  Any proposed plan of reorganization will be subject to revision prior to submission to the Bankruptcy Court based upon discussions with the Debtors’ creditors and other interested parties, and thereafter in response to creditor claims and objections and the requirements of the Bankruptcy Code or the Bankruptcy Court. There can be no assurance that the Debtors will be able to secure approval for the Debtors’ proposed plan of reorganization from the Bankruptcy Court or that the Debtors’ proposed plan of reorganization will be accepted by its lenders.  However, on May 31, 2017, the Debtors did obtain the Bankruptcy Court’s approval to sell the Business to Buyer.

The Debtors filed a proposed plan of reorganization and related disclosure statement with the Bankruptcy Court on April 13, 2017. The disclosure statement and related motion will be heard at the July 25, 2017 omnibus hearing. Should the Bankruptcy Court approve the disclosure statement, the Debtors will be authorized to start soliciting votes on their proposed plan of reorganization. The reorganization plan and related disclosure statement are subject to revision, including in response to creditor claims and objections and requirements of the Bankruptcy Code or the Bankruptcy Court. There can be no assurance that the Debtors will be able to secure approval for the Debtors' proposed plan of reorganization from the Bankruptcy Court or that the Debtors' proposed plan of reorganization will be accepted by the lenders under the Debtor-in-Possession Credit Agreement entered into on January 19, 2017 (the “DIP Credit Agreement”) or the Debtors' key creditor groups.

These Special Purpose Combined Financial Statements do not give effect to any adjustments to the carrying values of assets or amounts of liabilities of Networking that may be adjusted in the Avaya Financial Statements as a consequence of the Debtors’ Bankruptcy proceedings.

The Special Purpose Combined Financial Statements of the Business have been prepared on a basis that assumes that the Business will continue as a going concern and contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Prior to the Business’ acquisition by the Buyer, the ability of the Business to meets its obligations as they come due is dependent on funding from Avaya. As a result, Avaya’s debt obligations and uncertainties related to its bankruptcy process, raise substantial doubt about the Business’ ability to continue as a going concern.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Special Purpose Combined Financial Statements in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") requires management to make estimates and assumptions that may affect the reported amounts of the assets to be acquired, liabilities to be assumed, revenues, direct expenses and related disclosures during the periods being presented. Management bases its estimates on historical experience and various other assumptions it believes to be reasonable. Components of these Special Purpose Combined Financial Statements particularly subject to estimation include the allocation of certain direct expenses such as rent and restructuring expenses that have not historically been allocated to the Business. Actual results may differ from management's estimates.

Revenue Recognition

Networking derives revenue primarily from the sale of networking and device management products and services. Networking products are sold directly through its worldwide sales force and indirectly through its global network of distributors, service providers, dealers, value-added resellers, systems integrators and business partners. Services include supplemental maintenance service. Maintenance contracts have terms that range from one to five years. Contracts for professional services typically have terms that range from four to six weeks for standard products and from six months to one year for customized products.

In accordance with GAAP, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

or determinable, and collectability is reasonably assured. For arrangements that require acceptance of the product, system, or solution as specified by the customer, revenue is deferred until the acceptance criteria have been met.

Networking enters into multiple deliverable arrangements, which may include various combinations of products, software and services. Most product and service deliverables qualify as separate units of accounting and can be sold on a standalone basis. A deliverable constitutes a separate unit of accounting when it has standalone value and, where return rights exist, delivery or performance of the undelivered items is considered probable and substantially within the Business’s control. When Networking sells products with implementation services, they are generally combined as one or more units of accounting, depending on the nature of the services and the customer's acceptance requirements.

Most of Networking’s products have both software and non-software components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, Networking allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple element arrangement, that deliverable is accounted for in accordance with such specific guidance. Networking limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

Networking recognizes revenue based on a selling price hierarchy of vendor-specific objective evidence, third-party evidence, and then estimated selling price. Vendor-specific objective evidence is based on the price charged when the deliverable is sold separately. Third-party evidence is based on largely interchangeable competitor products or services in standalone sales to similarly situated customers. As Networking is unable to reliably determine what competitors products’ selling prices are on a standalone basis, Networking is not typically able to determine third-party evidence. Estimated selling price is based on Networking’s best estimates of what the selling prices of deliverables would be if they were sold regularly on a standalone basis. Estimated selling price is established considering multiple factors including, but not limited to, pricing practices in different geographies and through different sales channels, major product and services groups, and customer classifications.  Once Networking allocates revenue to each deliverable, Networking recognizes revenue in accordance with its policies when all revenue recognition criteria are met. Product revenue is generally recognized upon delivery and maintenance services revenue is generally recognized ratably over the period during which the services are performed. However, revenue for professional services arrangements is generally recognized upon completion of performance and revenue for arrangements that require acceptance of the product, system or solution, is recognized when the acceptance criteria have been met.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of reserves for sales returns and allowances and provisions for doubtful accounts. The Business performs ongoing credit evaluations of its customers and generally does not require collateral from its customers. The allowances are based on analyses of historical trends, aging of accounts receivable balances and the creditworthiness of customers as determined by credit checks, analyses, and payment history.

Inventory

Inventory includes goods awaiting sale (finished goods), equipment that is being installed at customer locations for various installations that are not yet complete and goods to be used in connection with providing maintenance services. Inventory is stated at the lower of cost or market, determined on a first-in, first-out method. Reserves to reduce the inventory cost to market value are based on current inventory levels, assumptions about future demand and product life cycles for the various inventory types.

As discussed in detail in Note 7, "Commitments and Contingencies-Purchase Commitments and Termination Fees," the Business has outsourced the manufacturing of substantially all of its products and may be obligated to purchase certain inventory in excess of specified inventory levels from its outsourced manufacturers if actual sales of product vary from forecast, in which case additional inventory provisions may need to be recorded in the future.

Research and Development Costs

Research and development costs are charged to expense as incurred. The costs incurred for the development of communications software that will be sold, leased or otherwise marketed, however, are capitalized when technological feasibility has been established in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) Topic 985, “Software” (“ASC 985”). These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and costs and changes in hardware and software technologies. Costs that are capitalized include direct labor and related overhead.

Amortization of capitalized software development costs begins when the product is available for general release to customers. Amortization is recognized on a product-by-product basis generally on the straight-line method over a period of up to two years. Unamortized software development costs determined to be in excess of net realizable value of the product are expensed immediately. Included in other assets at September 30, 2016 and 2015 is unamortized software development costs of $1.5 million and $0.0 million, respectively.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is determined using a straight-line method over the estimated useful lives of the assets. Estimated lives range from two to ten years for machinery and equipment and up to ten years for building improvements. Improvements that extend the useful life of assets are capitalized and maintenance and repairs are charged to expense as incurred.

Goodwill and Intangible assets

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Other” (“ASC 350”) at the reporting unit level. The assessment of goodwill impairment is conducted by estimating and comparing the fair value of the Business’s reporting units, as defined in ASC 350, to their carrying amounts as of that date. The test for impairment is conducted annually each July 1st and more frequently if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

The impairment test for goodwill is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to that reporting unit. The Business estimated the fair value of each reporting unit using an income approach which values the reporting unit based on the future cash flows expected from that reporting unit. Future cash flows are based on forward-looking information regarding market share and costs for each reporting unit and are discounted using an appropriate discount rate in a discounted cash flows model. In step one of the test, a market approach was used as a reasonableness test but was not given significant weighting in the final determination of fair value.

The discounted cash flows model relies on assumptions regarding revenue growth rates, gross profit, projected working capital needs, selling, general and administrative expenses, research and development expenses, business restructuring costs, capital expenditures, income tax rates, discount rates and terminal growth rates. The discount rate the Business uses represents the estimated weighted average cost of capital, which reflects the overall level of inherent risk involved in its reporting unit operations and the rate of return an outside investor would expect to earn. To estimate cash flows beyond the final year of its model, the Business uses a terminal value approach. Under this approach, the Business applies a perpetuity growth assumption and discounts by a perpetuity discount factor to determine the terminal value. The Business incorporates the present value of the resulting terminal value into its estimate of fair value.

Forecasted cash flows for each reporting unit considers current economic conditions and trends, estimated future operating results, the Business’s view of growth rates and anticipated future economic conditions. Revenue growth rates inherent in this forecast are based on input from internal and external market intelligence research sources that compare factors such as growth in global economies, regional trends in the telecommunications industry and product evolution from a technological segment basis. Macroeconomic factors such as changes in economies, product evolutions, industry consolidations, and other changes beyond the Business’s control including the rate or extent to which anticipated synergies or cost savings are realized with newly acquired entities could have a positive or negative impact on achieving its targets.

Intangible assets include acquired technology, customer relationships and other intangibles. Intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets, which range from six to fifteen years. Long-lived assets, including intangible assets with finite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable in accordance with FASB ASC Topic 360, “Property, Plant, and Equipment” (“ASC 360”). Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the estimated fair value of the asset.

Restructuring Programs

The Business accounts for exit or disposal of activities in accordance with FASB ASC Topic 420, “Exit or Disposal Cost Obligations” (“ASC 420”). In accordance with ASC 420, a business restructuring is defined as an exit or disposal activity that includes but is not limited to a program that is planned and controlled by management and materially changes either the scope of a business or the manner in which that business is conducted. Business restructuring charges include (i) one-time termination benefits related to employee separations, (ii) contract termination costs and (iii) other costs associated with exit or disposal activities including, but not limited to, costs for consolidating or closing facilities and relocating employees.

A liability is recognized and measured at its fair value for contract termination costs which include costs to terminate a contract or costs that will continue to be incurred under the contract without benefit to the Business. A liability is recognized and measured at its fair value when the Business either terminates the contract or ceases using the rights conveyed by the contract. A liability is recognized and measured at its fair value for other associated costs in the period in which the liability is incurred.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

Pension and Postretirement Benefit Obligations

Avaya maintains various pension and other benefit plans for its employees within the U.S. and international entities. The Business’s employees participate in these plans and a portion of the cost of these plans is included in cost of services, selling, general and administrative expenses, and research and development expenses in the accompanying Statements of Revenues and Direct Expenses. As a result of the Agreement, the Buyer will assume pension liabilities associated with certain transferred employees of certain non-US entities, in accordance with applicable law. Accordingly, those assumed liabilities are included in the accompanying Statements of Assets Acquired and Liabilities Assumed.

Share-based Compensation

The Business accounts for share-based compensation in accordance with FASB Topic ASC 718, “Compensation—Stock Compensation” (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock options, restricted stock units and stock purchases based on estimated fair values.

Foreign Currency Translation

The translation of foreign operations with a functional currency other than the United States Dollar is performed for asset and liability accounts using current exchange rates in effect at the Combined Statement of Assets Acquired and Liabilities Assumed date and for revenues and direct expense accounts using an average exchange rate for the period.

2. Recent Accounting Pronouncements

Recent Standards Not Yet Effective

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers.” The standard supersedes most of the current revenue recognition guidance under GAAP and is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. New disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers are also required. This new guidance is effective for the Business beginning in the first quarter of fiscal 2019 as a result of ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date" which was issued by the FASB in August 2015 and extended the original effective date by one year. Early adoption is permitted in the first quarter of fiscal 2018. The ASU may be applied retrospectively (a) to each reporting period presented or (b) with the cumulative effect in retained earnings at the beginning of the adoption period. The Business is currently evaluating the method of adoption and the impact that the adoption of this standard may have on its combined financial statements.

During 2016, the FASB issued several standards that clarify certain aspects of ASU 2014-09 “Revenue from Contracts with Customers” but do not change the original standard, and which include ASU No. 2016-08 “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” issued in March 2016, ASU No. 2016-10 "Identifying Performance Obligations and Licensing" issued in April 2016 and ASU No. 2016-12 "Narrow-Scope Improvements and Practical Expedients" issued in May 2016. These amendments are effective for the Business upon adoption of ASU 2014-09, which will be effective for the Business beginning in the first quarter of fiscal 2019. The Business is currently evaluating the method of adoption and the effect that the adoption of these standards may have on its combined financial statements.

In August 2014, the FASB issued ASU No. 2014-15 "Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern." The standard requires management to evaluate, at each annual and interim reporting period, a company's ability to continue as a going concern within one year of the date the financial statements are issued and provide related disclosures. This accounting guidance is effective for the Business on a prospective basis beginning with the fiscal 2017 annual financial statements. The Business is currently evaluating the impact that the adoption of this standard may have on its combined financial statements.

In April 2015, the FASB issued ASU 2015-05 “Intangibles-Goodwill and Other-Internal-Use Software.” The standard amended the existing accounting standards for intangible assets and provides explicit guidance to customers in determining the accounting for fees paid in a cloud computing arrangement, wherein the arrangements that do not convey a software license to the customer are accounted for as service contracts. This standard is effective for the Business beginning in the first quarter of fiscal 2017. The Business is currently evaluating the impact that the adoption of this standard may have on its combined financial statements.

In July 2015, the FASB issued ASU No. 2015-11 “Simplifying the Measurement of Inventory.” The standard simplifies the measurement of inventory, by requiring that inventory be measured at the lower of cost and net realizable value as opposed to lower of cost or market. This standard is effective for the Business beginning in the first quarter of fiscal 2018 and is not expected to have a material effect on its combined financial statements.

In January 2016, the FASB issued ASU No. 2016-01 "Recognition and Measurement of Financial Assets and Financial Liabilities." The

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

standard requires that all equity securities with readily determinable fair values, except for those accounted for under the equity method, be measured at fair value with changes reported in net income. This standard is effective for the Business by means of a cumulative adjustment to the balance sheet in the first quarter of fiscal 2019 and is not expected to have a material effect on its combined financial statements.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)". The standard requires the recognition of assets and liabilities for all leases with lease terms of more than 12 months. This standard is effective for the Business in the first quarter of fiscal 2020 by means of a modified retrospective approach with early adoption permitted. The Business is currently evaluating the method of adoption and the effect that the adoption of this standard may have on its combined financial statements.

In January 2017, the FASB issued ASU No. 2017-04 “Simplifying the Test for Goodwill Impairment”, which amends ASC 350, Intangibles – Goodwill and Other. This ASU removes Step 2 of the goodwill impairment test, which requires the assessment of fair value of individual assets and liabilities of a reporting unit to measure goodwill impairments. Goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value. The accounting standard update will be effective for the Business beginning in the first quarter of fiscal 2021 on a prospective basis, and early adoption is permitted. The Business does not expect this standard to have a material effect on its combined financial statements.

3. Goodwill and Intangible Assets

Goodwill

Goodwill represents the excess of the purchase price over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method. The goodwill presented in these financial statements has been allocated to the Business based on the relative fair value of the Business in proportion to the total fair value of the businesses acquired on the acquisition date.

Goodwill had a carrying value of $9.8 million as of September 30, 2016 and 2015. The Business performed its annual tests of impairment and determined that the carrying value of the Business’s goodwill did not exceed the fair value, and therefore no impairment existed for fiscal years ended September 30, 2016 and 2015.

Intangible Assets

Intangible assets represent acquired intangible assets including technology and patents and customer relationships. Acquired technology and patents were attributed to the Business on a specific identification basis based on assets that have been included in the Agreement. Acquired customer relationships have been allocated to the Business based on the relative fair value of the Business in proportion to the total fair value of the businesses acquired on the acquisition date.

Acquired intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets, which range from six to fifteen years. The Business’ acquired intangible assets consist of:

(In millions)	Acquired technology and patents	Acquired Customer relationships	Total
Balance as of September 30, 2016
Gross Carrying Amount[1]	$71.0	$40.1	$111.1
Accumulated Amortization	(65.6)	(22.7)	(88.3)
	$5.4	$17.4	$22.8
Balance as of September 30, 2015
Gross Carrying Amount[1]	$70.9	$40.4	$111.3
Accumulated Amortization	(59.8)	(19.5)	(79.3)
	$11.1	$20.9	$32.0

1 Changes in the gross carrying amounts are due to the effect of foreign currency exchange translation.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

Future amortization expense of acquired intangible assets for the years ending September 30 is as follows:

(In millions)
2017	$7.7
2018	4.3
2019	3.4
2020	3.4
2021	3.4
2022	0.6
Total	$22.8

4. Supplementary Financial Information

Combined Statements of Revenues and Direct Expenses Information

(In millions)	2016	2015
Depreciation and Amortization
Amortization of acquired intangible assets	$9.0	$13.7
Depreciation of property, plant and equipment included in Cost of revenues, SG&A and R&D	5.0	5.5
Total depreciation and amortization	$14.0	$19.2

Combined Statements of Assets Acquired and Liabilities Assumed Information

	Fiscal years ended September 30,
(In millions)	2016	2015
Allowance for Accounts Receivable
Balance at beginning of year	$3.4	$3.4
(Deductions) additions	0.7	-
Balance at end of year	$4.1	$3.4

	September 30,
(In millions)	2016	2015
Inventory
Finished goods	$22.1	$24.0
Maintenance	32.7	37.3
Pending installations	0.8	1.5
Sales inventory and overhead	5.1	5.1
Total Inventory	60.7	67.9
Less: inventory reserves	(20.2)	(24.1)
Balance at end of year	$40.5	$43.8

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

	September 30,
(In millions)	2016	2015
Property, plant and equipment
Buildings and improvements	$7.9	$8.0
Machinery and equipment	34.1	30.2
Property, plant and equipment	42.0	38.2
Less: Accumulated depreciation	(30.6)	(25.7)
Property, plant and equipment, net	$11.4	$12.5

Included in machinery and equipment is $1.4 million and $0.0 million related to equipment acquired under capital leases as well as accumulated depreciation of $0.2 million and $0.0 million as of September 30, 2016 and 2015, respectively. Depreciation expense associated with capital leases was $0.2 million and $0.0 million for the years ended September 30, 2016 and 2015, respectively.

5. Restructuring Programs

Fiscal 2016 Restructuring Program

During fiscal 2016, Avaya identified opportunities to streamline operations and generate costs savings. Restructuring charges allocated to the Business for the fiscal year ended September 30, 2016 associated with these initiatives was $5.8 million, which includes adjustments related to previous periods of $0.4 million. This allocation was based on headcount which represents the number of employees attributed to the Business. Avaya’s restructuring charges include employee separation costs primarily associated with employee severance actions in Europe, Middle East and Africa ("EMEA"), and Canada for which the related payments are expected to be completed in fiscal 2023, and a voluntary headcount reduction plan initiated in the U.S. as Avaya continues its transformation to a software and service-led organization, as well as lease obligations. The employee separation costs include, but are not limited to, social pension fund payments and health care and unemployment insurance costs to be paid to or on behalf of the affected employees.

Fiscal 2015 Restructuring Program

During fiscal 2015, Avaya identified opportunities to streamline operations and generate costs savings. Restructuring charges allocated to the Business for the fiscal year ended September 30, 2015 associated with these initiatives was $3.5 million, which includes adjustments related to previous periods of $0.5 million. This allocation was based on headcount which represents the number of employees attributed to the Business. Avaya’s restructuring charges include employee separation costs primarily associated with employee severance actions in the U.S. and EMEA, for which the related payments are expected to be completed in fiscal 2019. The employee separation costs include, but are not limited to, social pension fund payments and health care and unemployment insurance costs to be paid to or on behalf of the affected employees.

Restructuring charges also include charges related to lease obligations. The future lease obligations, net of estimated sublease income, related to operating lease obligations for unused space in connection with vacating or consolidating facilities during fiscal 2014 are expected to continue through fiscal 2023. The liability for this restructured lease was $1.0 million at September 30, 2016 and 2015.

Fiscal 2012 through 2013 Restructuring Programs

During fiscal 2012 through 2013, Avaya identified opportunities to streamline operations and generate cost savings which included exiting facilities. Future rental payments, net of estimated sublease income, related to operating lease obligations for unused space in connection with the closing or consolidation of facilities are expected to continue through fiscal 2020. The liability for this restructured lease was $5.9 million and $9.7 million at September 30, 2016 and 2015, respectively.

6. Related Party Transactions

Transactions entered into between the Business and Avaya are presented as related party transactions, and as noted below, have been allocated to the Business.  Certain direct costs and expenses were incurred by Avaya and are allocated to the Business based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of revenue, headcount, or other relevant measures. The Business considers the expense allocation methodology and results to be reasonable for all periods presented.

Employee and Pension benefits

Employee benefits include various benefit costs such as pensions and post-retirement benefits, insurance other employee allowances incurred by Avaya. These costs are allocated to the Business based on average fringe benefits earned by the Business’ employees and are included in the Statements of Revenues and Direct Expenses as follows:

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

	Fiscal years ended September 30,
(In millions)	2016	2015
Combined Statements of Revenues and Direct Expenses
Cost of revenue	$1.8	$2.3
Selling, general and administrative	9.0	9.7
Research and development	5.1	7.2
	$15.9	$19.2

As a result of the Agreement, the Buyer will assume pension liabilities associated with transferred employees in certain non-US jurisdictions in accordance with applicable law. The assumed Pension liability in the accompanying Statements of Assets Acquired and Liabilities Assumed is $0.7 million and $0.4 million at September 30, 2016 and 2015, respectively.

Share-based Compensation

Share-based compensation cost was allocated to the Business based on the employees and executives identified with the Business and was included in selling, general and administrative expense in the accompanying Combined Statements of Revenues and Direct Expenses. Total share-based compensation expense allocated to the Business was $1.0 million and $0.8 million for fiscal years ended September 30, 2016 and 2015, respectively.

Operating leases

Avaya leases land, buildings and equipment under agreements that expire in various years through 2027. Rental expense was allocated to the Business based on the number of employees identified to Networking in proportion to the overall number of Avaya employees. Rental expense under operating leases net of sublease income, excluding any lease termination costs incurred related to the Business’ restructuring programs, was $4.5 million and $4.8 million for fiscal years ended September 30, 2016 and 2015, respectively.

Other Investment

The Business entered into a strategic partnership with Xirrus, Inc. (“Xirrus”) in April 2014 and owns less than 6% of the outstanding voting securities of Xirrus on a fully diluted basis. During fiscal 2016 and 2015 the Business made equity investments in Xirrus of $1 million and $1 million, respectively. During fiscal 2016, the Business recognized an $11.6 million impairment associated with this investment which is included in the Statements of Revenues and Direct Expenses. During fiscal 2016 and 2015, the Business purchased goods and services from Xirrus of $14 million and $10 million, respectively. Included in other assets at September 30, 2016 and 2015 is $0.0 million and $10.8 million, respectively related to this investment.

See Note 5, “Business Restructuring Programs” for transactions with Avaya related to the restructuring programs.

7. Commitments and Contingencies

Legal Proceedings

In the ordinary course of business, the Business is involved in litigation, claims, government inquiries, investigations and proceedings, relating to intellectual property, commercial, employment, environmental and regulatory matters.

The Business believes that it has meritorious defenses in connection with its current lawsuits and material claims and disputes, and intends to vigorously contest each of them. Based on the Business’ experience, management believes that the damages amounts claimed in a case are not a meaningful indicator of the potential liability. Claims, suits, investigations and proceedings are inherently uncertain and it is not possible to predict the ultimate outcome of cases. In the opinion of the Business’ management based upon information currently available to the Business, while the outcome of these lawsuits, claims and disputes is uncertain, the likely results of these lawsuits, claims and disputes are not expected, either individually or in the aggregate, to have a material adverse effect on the Business’ financial position and results of operations

SNMP Research International, Inc. and SNMP Research, Inc. (collectively, “SNMP-RI”) brought a complaint, on November 2, 2011, against Avaya and Nortel Networks, Inc. (“Nortel”) (and others) in the Nortel Chapter 11 bankruptcy proceeding. In the complaint, SNMP-RI alleges that Avaya is liable to SNMP-RI for copyright and trade secret infringement with respect to Nortel products acquired by Avaya that incorporate SNMP-RI products. In a separate case pending in the United States District Court for the District of Delaware, SNMP-RI alleged that (i) Avaya either underreported or failed to report royalties owed to SNMP-RI under a license agreement and (ii) Avaya’s use of SNMP-RI software in certain ways constitutes copyright and trade secret infringement. In late 2014 SNMP-RI also brought two separate complaints

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

against several of Avaya’s resellers or distributors, alleging essentially the same facts as in the matters described above. On May 4, 2016, the parties entered into a settlement agreement resolving these lawsuits, which were dismissed in August 2016.

A portion of the settlement expense related to this lawsuit was allocated to the Business. Total legal expenses recognized by the Business were $11.5 million and $2.6 million for the years ended September 30, 2016 and 2015, respectively.

Product Warranties

The Business recognizes a liability for the estimated costs that may be incurred to remedy certain deficiencies of quality or performance of the Business’ products. These product warranties extend over a specified period of time generally ranging up to five years from the date of sale depending upon the product subject to the warranty. The Business accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Business periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve, which is included in other current and non-current liabilities in the Combined Statements of Assets Acquired and Liabilities Assumed, for actual experience.

(In millions)
Balance as of October 1, 2014	$7.4
Reductions for payments and costs to satisfy claims	(2.1)
Adjustments for warranties issued during the period	(0.5)
Balance as of September 30, 2015	$4.8
Reductions for payments and costs to satisfy claims	(1.7)
Adjustments for warranties issued during the period	0.8
Balance as of September 30, 2016	$3.9

Purchase Commitments and Termination Fees

The Business purchases components from a variety of suppliers and uses several contract manufacturers to provide manufacturing services for its products.  During the normal course of business, in order to manage manufacturing lead times and to help assure adequate component supply, the Business enters into agreements with contract manufacturers and suppliers that allow them to produce and procure inventory based upon forecasted requirements provided by the Business. If the Business does not meet these specified purchase commitments, it could be required to purchase the inventory, or in the case of certain agreements, pay an early termination fee.

The Business’ outsourcing agreements with its most significant contract manufacturers automatically renew in July and September for successive periods of twelve months each, subject to specific termination rights for the Business and the contract manufacturers. All manufacturing of the Business’ products is performed in accordance with either detailed requirements or specifications and product designs furnished by the Business, and is subject to rigorous quality control standards. Historically, the Business has not been required to pay a charge for not meeting its designated purchase commitments with these suppliers, but has been obligated to purchase certain excess inventory levels from its outsourced manufacturers due to actual sales of product varying from forecast and due to transition of manufacturing from one vendor to another.

Operating Leases

The table below sets forth future minimum lease payments, net of sublease income, due under the non-cancelable operating leases that are expected to remain with the Business as of September 30, 2016.

(In millions)
2017	$3.3
2018	3.4
2019	3.4
2020	2.2
2021	1.1
2022 and thereafter	1.4
Future minimum lease payments	$14.8

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Combined Financial Statements

Capital Lease

Included in Other liabilities is $1.2 million and $0.0 million of capital lease obligations as of September 30, 2016 and 2015 respectively. The table below sets forth future minimum lease payments, due under non-cancelable capitalized leases as of September 30, 2016.

(In millions)
2017	$0.4
2018	0.4
2019	0.4
2020	0.2
Future minimum lease payments	1.4
Less: Imputed interest	(0.2)
Present value of net minimum lease payments	$1.2

8. Subsequent Events

The Special Purpose Combined Financial Statements of the Business have been derived from the accounting records of Avaya Inc., which issued its annual financial statements on January 31, 2017.  Accordingly, the Business has evaluated transactions for consideration as recognized subsequent events in the Special Purpose Combined Financial Statements through the date of January 31, 2017. Additionally, The Business has evaluated transactions that occurred as of the issuance of these Special Purpose Combined Financial Statements, June 29, 2017, for purposes of disclosure of unrecognized subsequent events.  As discussed in detail in Note 1, Avaya and the Buyer (“Parties”) entered into an Asset Purchase Agreement on March 7, 2017, subject to certain closing conditions.  The terms of the Asset Purchase Agreement required the Parties to enter into a Transition Services Agreement (“TSA”), which is expected to be signed in July 2017.

Per the terms of the TSA, Avaya will provide the Business with certain services including information technology, supply chain management, finance, human resources, real estate and other specified services. These services are generally planned to extend for a term of twelve months, or up to the duration of remaining lease terms for real estate services, at either a monthly fee or a one-time payment at closing as specified in the TSA, subject to certain assumptions and reverse-TSA agreements whereby the Buyer will provide Avaya with specified services.

On January 19, 2017, Avaya’s Debtors filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. See Note 1, “Basis of Presentation and Significant Accounting Policies” for further details regarding these matters including its impact on the going concern assessment for the Business.

In September 2011, Network-1 Security Solutions, Inc. filed a complaint for patent infringement against Avaya Inc. and other corporations in the Eastern District of Texas (Tyler Division), alleging infringement of its patent with respect to power over Ethernet technology.  Network-1 seeks to recover for alleged reasonable royalties, enhanced damages, and attorneys’ fees. In January 2017, Avaya Inc. filed a Notice of Suggestion of Pendency of Bankruptcy, which has stayed the proceedings. Network-1 has filed a proof of claim for the period prior to the Petition date. On March 3, 2017, Network-1 filed a motion for relief from the automatic stay in Avaya Inc.’s bankruptcy proceeding, the motion is yet to be decided and since has been adjourned in the Bankruptcy Court via agreement between Avaya Inc. and Network-1.  The settlement amount related to the Networking Business is expected to be in the range of $15.0 million to $17.0 million, of which $0.6 million has been recognized in fiscal year 2014. An estimated amount for settlement has not been recognized in the Special Purpose Combined Statements of Assets to be Acquired and Liabilities to be Assumed as this potential settlement will not convey to Extreme Networks, Inc.  Further, no additional settlement amount has been recognized in the Special Purpose Combined Statements of Revenues and Direct Expenses as it was not estimable as of the issuance of the Avaya Inc. financial statements.